                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): April 23, 1999
                                                  --------------


                                  PROVANT, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)



          Delaware                     000-23989                 04-3395167
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)



         67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110
         --------------------------------------------------------------
         (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (617) 261-1600
                                                           --------------


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

THIS FORM 8-K HAS BEEN AMENDED TO INCLUDE THE FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION OMITTED FROM THE INITIAL
REPORT ON FORM 8-K FILED ON MAY 7, 1999.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 23, 1999, PROVANT, Inc. acquired by merger Project Management Services, Inc. and its parent holding company, Petrus 1961, Inc. (collectively, "PMSI"), for an aggregate purchase price of approximately $8.7 million in cash and 929,991 shares of common stock (valued for purchase accounting purposes at approximately $13.2 million). In addition, PROVANT assumed long-term indebtedness of PMSI of approximately $6.1 million. The former stockholders of PMSI will be entitled to receive contingent consideration (i) if PMSI's earnings before interest and taxes for the year ending June 30, 1999 exceed a specified base amount, and (ii) if PMSI's average annual earnings before interest and taxes for the two-year period ending June 30, 2001 exceed a specified base amount. The cash portion of the purchase price for PMSI was funded from cash flow from operations and proceeds from PROVANT's January 1999 public offering of common stock. The purchase price paid by PROVANT in the acquisition was determined as the result of arm's-length negotiations between PROVANT and the principals of PMSI. PMSI, based in Atlanta, Georgia, provides project implementation services including on-site project management, skill building, training, mentoring and internal process development.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
                              FINANCIAL STATEMENTS






                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
                                AND JUNE 30, 1998

                                       AND

                        PROJECT MANAGEMENT SERVICES, INC.
                    AND SUBSIDIARY AND M&A INTEGRATION, INC.
                             THE PREDECESSOR COMPANY
                          COMBINED FINANCIAL STATEMENTS
                               APRIL 20, 1998 AND
                                DECEMBER 31, 1997

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
                                       AND
                        PROJECT MANAGEMENT SERVICES, INC.
                    AND SUBSIDIARY AND M&A INTEGRATION, INC.





                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
Independent auditors' reports                                         1 - 2



Financial statements:



   Consolidated and combined balance sheets                             3



   Consolidated and combined statements of operations                   4



   Consolidated and combined statements of stockholders' equity         5



   Consolidated and combined statements of cash flows                 6 - 7



Notes to consolidated and combined financial statements               8 - 16

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
   Petrus 1961, Inc. and Subsidiaries
   d/b/a Project Management Services, Inc.


We have audited the accompanying consolidated balance sheets of PETRUS 1961, INC. AND SUBSIDIARIES, d/b/a PROJECT MANAGEMENT SERVICES, INC. (an S corporation) as of December 31, 1998 and June 30, 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from inception [April 21, 1998] to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PETRUS 1961, INC. AND SUBSIDIARIES, d/b/a PROJECT MANAGEMENT SERVICES, INC. as of December 31, 1998 and June 30, 1998, and the results of its operations and its cash flows for the period of inception ended December 31, 1998 in conformity with generally accepted accounting principles.


                                             /s/ Habif, Arogeti & Wynne, P.C.
                                             Habif, Arogeti & Wynne, P.C.


Atlanta, Georgia

March 19, 1999

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors
   Petrus 1961, Inc. and Subsidiaries
   d/b/a Project Management Services, Inc.


We have audited the accompanying combined balance sheets of PROJECT MANAGEMENT SERVICES, INC. AND SUBSIDIARY AND M&A INTEGRATION, INC. (C corporations) as of April 20, 1998 and December 31, 1997 and the related combined statements of operations, stockholders' equity, and cash flows for the period January 1 to April 20, 1998 and for the year ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of PROJECT MANAGEMENT SERVICES, INC. AND SUBSIDIARY AND M&A INTEGRATION, INC. as of April 20, 1998 and December 31, 1997, and the results of its operations and its cash flows for the period January 1 to April 20, 1998 and for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                             /s/ Habif, Arogeti & Wynne, P.C.
                                             Habif, Arogeti & Wynne, P.C.


Atlanta, Georgia

April 16, 1999

   PETRUS 1961, INC. AND SUBSIDIARIES d/b/a PROJECT MANAGEMENT SERVICES, INC.
                           CONSOLIDATED BALANCE SHEETS
                    AS OF DECEMBER 31, 1998 AND JUNE 30,1998,
                                       AND
   PROJECT MANAGEMENT SERVICES, INC. AND SUBSIDIARY AND M&A INTEGRATION, INC.
                             THE PREDECESSOR COMPANY
                             COMBINED BALANCE SHEETS
                   AS OF APRIL 20, 1998 AND DECEMBER 31, 1997

                  ASSETS
                                                                                                    Predecessor        Predecessor
                                                                    December 31,      June 30,        April 20,        December 31,
                                                                      1 9 9  8        1 9 9 8          1 9 9 8           1 9 9 7
                                                                    -----------      -----------      -----------      -----------
Current assets
     Cash                                                           $     2,793      $        --      $   172,363      $    14,827
     Accounts receivable, net allowance of $13,762 as of
         December 31, 1998, $11,448 as of June 30, 1998, $7,580
         as of April 20, 1998 and $-0- as of December 31, 1997        2,890,132        2,497,443        1,752,361        1,615,536
     Prepaid expenses                                                    69,747            4,890              320               --
                                                                    -----------      -----------      -----------      -----------
         Total current assets                                         2,962,672        2,502,333        1,925,044        1,630,363
                                                                    -----------      -----------      -----------      -----------

Property and equipment, at cost
     Office and computer equipment                                      382,170          308,340          602,159          542,195
     Furniture and fixtures                                             102,295           51,690          105,574           90,862
     Leasehold improvements                                              34,361           34,361           13,916           46,407
                                                                    -----------      -----------      -----------      -----------
                                                                        518,826          394,391          721,649          679,464
     Allowance for depreciation                                         (56,825)         (12,316)        (467,808)        (414,866)
                                                                    -----------      -----------      -----------      -----------

                                                                        462,001          382,075          253,841          264,598
                                                                    -----------      -----------      -----------      -----------

Other assets
     Deposits                                                            10,092           10,042            2,998            6,871
     Deferred income taxes                                                   --               --          111,321          185,186
     Other assets                                                            --               --            1,000            1,000
     Goodwill, net of accumulated amortization of $92,053 as of
         December 31, 1998, $23,013 as of June 30, 1998               5,431,102        5,500,142               --               --
                                                                    -----------      -----------      -----------      -----------
                                                                      5,441,194        5,510,184          115,319          193,057
                                                                    -----------      -----------      -----------      -----------

                                                                    $ 8,865,867      $ 8,394,592      $ 2,294,204      $ 2,088,018
                                                                    ===========      ===========      ===========      ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
     Cash overdraft                                                 $       --       $    9,658       $       --       $       --
     Accounts payable                                                  274,574          667,428          424,986          383,561
     Accrued expenses                                                1,443,466          806,232          654,346          420,739
     Unearned revenue                                                   17,875           33,318           27,164               --
     Lines-of-credit                                                   508,710          341,521          308,119           75,000
     Note payable - current portion                                    800,000          740,000               --               --
     Deferred compensation - current portion                           198,574               --               --               --
     Income taxes payable                                                   --           29,968           29,968               --
     Deferred income taxes                                                  --               --          256,281          340,535
                                                                    ----------       ----------       ----------       ----------
         Total current liabilities                                   3,243,199        2,628,125        1,700,864        1,219,835
                                                                    ----------       ----------       ----------       ----------

Long-term liabilities
     Note payable - stockholder                                      1,000,000        1,000,000               --               --
     Note payable, net of current portion                            3,360,000        3,840,000               --               --
     Deferred compensation, net of current portion                     103,251          301,825          301,825          413,000
                                                                    ----------       ----------       ----------       ----------
                                                                     4,463,251        5,141,825          301,825          413,000
                                                                    ----------       ----------       ----------       ----------

Stockholders' equity
     Common stock, no par value; 50,000,000 shares authorized
         10,000 shares issued and outstanding as of April 20,1998
         and December 31, 1997, respectively                                --               --            3,000            3,000
     Common stock, no par value; 10,000 shares authorized 1,000 shares issued and outstanding as of April 20, 1998 and
         December 31, 1997, respectively                                    --               --            1,000            1,000
     Common stock Class A voting, no par value; 20,000,000
         authorized, 1,069,500 shares issued and outstanding
         as of December 31, 1998 and June 30, 1998,
         respectively                                                  300,000          300,000               --               --
     Common stock Class B non-voting, no par value; 430,000
         shares authorized, 100,500 shares and -0- shares
         issued and outstanding as of December 31, 1998 and
         June 30, 1998, respectively                                   219,090               --               --               --
     Retained earnings                                                 640,327          324,642          287,515          451,183
                                                                    ----------       ----------       ----------       ----------
                                                                     1,159,417          624,642          291,515          455,183
                                                                    ----------       ----------       ----------       ----------
                                                                    $8,865,867       $8,394,592       $2,294,204       $2,088,018
                                                                    ==========       ==========       ==========       ==========


                  See auditors' reports and accompanying notes

                      PETRUS 1961, INC. AND SUBSIDIARIES
                   d/b/a PROJECT MANAGEMENT SERVICES, INC.
                     CONSOLIDATED STATEMENT OF OPERATIONS
             FROM INCEPTION [APRIL 21, 1998] TO DECEMBER 31, 1998
                                     AND
  PROJECT MANAGEMENT SERVICES, INC. AND SUBSIDIARY AND M&A INTEGRATION, INC.
                           THE PREDECESSOR COMPANY
                      COMBINED STATEMENTS OF OPERATIONS
          FOR THE PERIOD JANUARY 1, 1998 THROUGH APRIL 20, 1998 AND
                     FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                         Predecessor            Predecessor
                                                   December 31,            April 20,            December 31,
                                                     1 9 9 8                1 9 9 8               1 9 9 7
                                                  ------------           ------------           ------------
Revenues                                          $ 13,478,719           $  3,506,133           $ 10,907,014
                                                  ------------           ------------           ------------

Expenses
     Cost of services                                7,777,369              2,269,035              7,307,919
     Selling, general and administrative             4,565,347              1,298,251              3,293,513
     Depreciation and amortization                     148,877                 52,944                 89,454
                                                  ------------           ------------           ------------

                                                    12,491,593              3,620,230             10,690,886
                                                  ------------           ------------           ------------

         Income (Loss) from operations                 987,126               (114,097)               216,128
                                                  ------------           ------------           ------------

Other income (expense)
     Rental income                                          --                  9,526                 39,595
     Interest income                                     6,655                    106                  2,243
     Interest expense                                 (353,454)               (34,983)               (10,558)
                                                  ------------           ------------           ------------

                                                      (346,799)               (25,351)                31,280
                                                  ------------           ------------           ------------

         Income (Loss) before taxes                    640,327               (139,448)               247,408

     Provision for income taxes                             --                 24,220                 73,684
                                                  ------------           ------------           ------------

         Net income (loss)                        $    640,327           $   (163,668)          $    173,724
                                                  ============           ============           ============


                  See auditors' reports and accompanying notes

   PETRUS 1961, INC. AND SUBSIDIARIES d/b/a PROJECT MANAGEMENT SERVICES, INC.
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FROM INCEPTION
                     [APRIL 21, 1998] TO DECEMBER 31, 1998
                                       AND
                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
   PROJECT MANAGEMENT SERVICES, INC. AND SUBSIDIARY AND M&A INTEGRATION, INC.
                             THE PREDECESSOR COMPANY
           FOR THE PERIODS ENDED APRIL 20, 1998 AND DECEMBER 31, 1997


                                                                              Common Stock
                                           ---------------------------------------------------------------------------------
                                             Shares         Shares         Shares        Amount       Amount         Amount
                                           Predecessor      Class A        Class B     Predecessor    Class A        Class B
                                           -----------      -------        -------     -----------    -------        -------
Predecessor Company
Balances, December 31, 1996                   10,000              --            --       $3,000       $     --       $     --
Formation of M & A Integration, Inc.           1,000              --            --        1,000             --             --
Net income                                        --              --            --           --             --             --
                                              ------       ---------       -------       ------       --------       --------
Balances, December 31, 1997                   11,000              --            --        4,000             --             --
Net loss, January 1, 1998 to
     April 20, 1998                               --              --            --           --             --             --
                                              ------       ---------       -------       ------       --------       --------

Balances, April 20, 1998                      11,000              --            --       $4,000       $     --       $     --
                                              ======       =========       =======       ======       ========       ========

Petrus 1961, Inc. and Subsidiaries
Issuance of Class A stock                         --       1,000,000            --       $   --       $300,000       $     --
Class A stock dividend                            --          69,500            --           --             --             --
Net income, April 21, 1998 to June
     30, 1998                                     --              --            --           --             --             --
                                              ------       ---------       -------       ------       --------       --------
Balances, June 30, 1998                           --       1,069,500            --           --        300,000             --
Class B stock issued for services                 --              --       100,500           --             --        219,090
Net income, July 1, 1998 to
     December 31, 1998                            --              --            --           --             --             --
                                              ------       ---------       -------       ------       --------       --------

Balances, December 31, 1998                       --       1,069,500       100,500       $   --       $300,000       $219,090
                                              ======       =========       =======       ======       ========       ========


                                                                Total
                                           Retained          Stockholders'
                                           Earnings             Equity
                                           --------             ------
Predecessor Company
Balances, December 31, 1996                $ 277,459        $   280,459
Formation of M & A Integration, Inc.              --              1,000
Net income                                   173,724            173,724
                                           ---------        -----------
Balances, December 31, 1997                  451,183            455,183
Net loss, January 1, 1998 to
     April 20, 1998                         (163,668)          (163,668)
                                           ---------        -----------

Balances, April 20, 1998                   $ 287,515        $   291,515
                                           =========        ===========

Petrus 1961, Inc. and Subsidiaries
Issuance of Class A stock                  $      --        $   300,000
Class A stock dividend                            --                 --
Net income, April 21, 1998 to June
     30, 1998                                324,642            324,642
                                           ---------        -----------
Balances, June 30, 1998                      324,642            624,642
Class B stock issued for services                 --            219,090
Net income, July 1, 1998 to
     December 31, 1998                       315,685            315,685
                                           ---------        -----------

Balances, December 31, 1998                $ 640,327        $ 1,159,417
                                           =========        ===========


                  See auditors' reports and accompanying notes

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
              FROM INCEPTION [APRIL 21, 1998] TO DECEMBER 31, 1998
                                       AND
     PROJECT MANAGEMENT SERVICES, INC. AND SUBSIDIARY M&A INTEGRATION, INC.
                             THE PREDECESSOR COMPANY
                        COMBINED STATEMENTS OF CASH FLOWS
            FOR THE PERIOD JANUARY 1, 1998 THROUGH APRIL 20, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                 Predecessor       Predecessor
                                                              December 31,        April 20,         December 31,
                                                                1 9 9 8            1 9 9 8            1 9 9 7
                                                              -----------         ---------         -----------
Cash flows from operating activities
     Net income (loss)                                        $   640,327         $(163,668)        $   173,724
                                                              -----------         ---------         -----------
     Adjustments to reconcile net income (loss) to net
         cash provided (used) by operating activities
     Depreciation and amortization                                148,877            52,944              89,454
     Deferred income taxes                                             --           (10,389)             73,683
     Stock issued for services                                    219,090                --                  --
     Changes in assets and liabilities
         Accounts receivable                                   (1,137,771)         (136,825)         (1,143,075)
         Prepaid expenses                                         (69,427)             (320)                 --
         Deposits                                                  (7,094)            3,873              (5,800)
         Other assets                                                  --                --              (1,000)
         Accounts payable                                        (150,411)           41,425             245,946
         Accrued expenses                                         789,120           233,605             676,862
         Unearned revenue                                          (9,289)           27,164             (36,065)
         Deferred compensation                                         --          (111,175)                 --
         Income taxes payable                                     (29,968)           29,968                  --
                                                              -----------         ---------         -----------

              Total adjustments                                  (246,873)          130,270             (99,995)
                                                              -----------         ---------         -----------

                  Net cash provided (used) by
                      operating activities                        393,454           (33,398)             73,729
                                                              -----------         ---------         -----------

Cash flows from investing activities
     Acquisition of property and equipment                       (223,615)          (42,185)           (245,140)
     Acquisition of business, net of cash acquired             (1,127,637)               --                  --
                                                              -----------         ---------         -----------

         Net cash used by investing activities                 (1,351,252)          (42,185)           (245,140)
                                                              -----------         ---------         -----------

Cash flows from financing activities
     Issuance of common stock                                     300,000                --               1,000
     Net proceeds on lines-of-credit                              200,591           233,119              75,000
     Proceeds from notes payable - stockholder                  1,000,000                --                  --
     Principal payments on note payable                          (540,000)               --                  --
                                                              -----------         ---------         -----------

         Net cash provided by financing activities                960,591           233,119              76,000
                                                              -----------         ---------         -----------

              Net increase (decrease) in cash                       2,793           157,536             (95,411)

Cash, beginning of period                                              --            14,827             110,238
                                                              -----------         ---------         -----------

              Cash, end of period                             $     2,793         $ 172,363         $    14,827
                                                              ===========         =========         ===========


                  See auditors' reports and accompanying notes

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
                CONSOLIDATED STATEMENT OF CASH FLOWS [CONTINUED]
              FROM INCEPTION [APRIL 21, 1998] TO DECEMBER 31, 1998
                                       AND
   PROJECT MANAGEMENT SERVICES, INC. AND SUBSIDIARY AND M&A INTEGRATION, INC.
                             THE PREDECESSOR COMPANY
                  COMBINED STATEMENTS OF CASH FLOWS [CONTINUED]
            FOR THE PERIOD JANUARY 1, 1998 THROUGH APRIL 20, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                              Predecessor    Predecessor
                                                              December 31,      April 20,     December 31,
                                                                 1 9 9 8        1 9 9 8         1 9 9 7
                                                                 --------        -------        -------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the periods for
   Interest                                                      $353,454        $34,877        $10,558
   Income taxes                                                    34,927          4,646             --


SUPPLEMENTAL DISCLOSURES OF NON-CASH FLOW INFORMATION

During the period ended December 31, 1998, the Company issued stock for services in the amount of $219,090 [see Note F].

During the period ended December 31, 1998, Petrus acquired 100% of the issued and outstanding shares of PMSI [Note B] subject to the seller financing the sale in the amount of $4,700,000.


                  See auditors' reports and accompanying notes

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1998 AND JUNE 30, 1998
             AND TO COMBINED FINANCIAL STATEMENTS OF THE PREDECESSOR
                      APRIL 20, 1998 AND DECEMBER 31, 1997


A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Nature of Business and Principles of Consolidation:

   Petrus 1961, Inc. d/b/a Project Management Services, Inc. ["Petrus"] has offices in Georgia and Texas and provides project management services to Fortune 500 companies.

   Petrus was formed on April 8, 1998 ["formation"]. On April 21, 1998 ["inception"], Petrus acquired PROJECT MANAGEMENT SERVICES, INC. ["PMSI"] and its wholly-owned subsidiaries Aviation Facilities Group, Inc. ["AFG"] and M&A Integration, Inc. ["M&A"]. [See Note B]

   On May 12, 1998, PMSI formed a wholly-owned subsidiary, Project Management Center of Excellence, Inc. ["PMCE"]. These are the consolidated financial statements of Petrus and its wholly-owned subsidiaries [collectively "the Company"]. All material intercompany transactions have been eliminated.

   The Petrus statement of operations reflects the operations of Petrus from the date of formation through December 31, 1998, and for PMSI and its subsidiaries from April 21, 1998 [date of inception] through December 31, 1998. Petrus did not enter into any transactions until the date of inception.

   Predecessor:

   PMSI, and its wholly-owned subsidiary Aviation Facilities Group, Inc., and M&A Integration, Inc. are the Predecessor entities to the Company. [Predecessor]. M&A became a wholly-owned subsidiary of PMSI on April 21, 1998. AFG, formed on April 18, 1991, has been a wholly-owned subsidiary of PMSI from its inception.

   Predecessor results of operations consist of the combined operations of PMSI (and its wholly-owned subsidiary) and M&A for the year ended December 31, 1997 and for the period January 1, 1998 to April 20, 1998. All material intercompany transactions have been eliminated from the combination.

   M&A had no material transactions for the periods reported.

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [CONTINUED]
                       DECEMBER 31, 1998 AND JUNE 30, 1998
             AND TO COMBINED FINANCIAL STATEMENTS OF THE PREDECESSOR
                      APRIL 20, 1998 AND DECEMBER 31, 1997


A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]

   Property and Equipment:  [Continued]

   Property and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which are as follows:

      Office and computer equipment                        5 years
      Furniture and fixtures                               7 years
      Leasehold improvements                     Life of the lease

   Depreciation expense for the period from April 21, 1998 to December 31, 1998 was $56,825, $52,944 for the period January 1 to April 20, 1998 and $89,454 for the year ended December 31, 1997.

   Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

   Advertising Costs:

   The Company's policy is to expense advertising costs as incurred. The approximate amount of advertising that was charged to expense for the period from inception to December 31, 1998 was $168,000, for the period January 1 to April 20, 1998 was $17,500, and for the year ended December 31, 1997 was $54,000.

   Income Taxes:

   The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. The Company has elected to treat each of its wholly-owned subsidiaries as Qualified Subchapter S Subsidiaries ["QSSS's"] corporations. In lieu of corporate taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these consolidated financial statements. All deferred income tax assets and liabilities recorded by the Predecessor were eliminated on the date of acquisition at which time the Company became an S corporation.

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [CONTINUED]
                       DECEMBER 31, 1998 AND JUNE 30, 1998
             AND TO COMBINED FINANCIAL STATEMENTS OF THE PREDECESSOR
                      APRIL 20, 1998 AND DECEMBER 31, 1997



A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]

   Income Taxes - Predecessor:

   Deferred income taxes are provided for differences in timing in reporting income for financial statement and tax purposes arising primarily from differences in the basis of accounting, the methods of accounting for depreciation of property and equipment and net operating losses. The cash basis method of accounting is used for tax purposes.

B. BUSINESS COMBINATION:

   On April 21, 1998, PETRUS acquired 100% of the issued and outstanding stock of PMSI for $6,000,000, which was accounted for using the purchase method of accounting in accordance with APB 16 Accounting for Business Combinations. The goodwill associated with this purchase is being amortized straight-line over 40 years.

C. ACCOUNTS RECEIVABLE:

   Accounts receivable consist of the following:

                                          December 31,        June 30,            April 20,         December 31,
                                            1 9 9 8            1 9 9 8             1 9 9 8            1 9 9 7
                                          -----------         -----------         ----------        ----------
      Trade                               $ 2,876,933         $ 2,503,391         $1,602,055        $1,610,036
      Employee                                 26,961               5,500              8,886             5,500
      Officer                                     -0-                 -0-            149,000               -0-
                                          -----------         -----------         ----------        ----------
                                            2,903,894           2,508,891          1,759,941         1,615,536
      Less allowance                          (13,762)            (11,448)            (7,580)              -0-
                                          -----------         -----------         ----------        ----------

                                          $ 2,890,132         $ 2,497,443         $1,752,361        $1,615,536
                                          ===========         ===========         ==========        ==========

   The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, less the allowance for doubtful accounts.

D. COMMITMENTS AND CONTINGENCIES:

   Concentrations of Credit Risk:

   At times the Company maintains cash in excess of FDIC limits. The amount at risk at December 31, 1998, June 30, 1998, April 20, 1998, and December 31, 1997 was approximately $140,000, $-0-, $112,000 and $32,000, respectively.

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [CONTINUED]
                       DECEMBER 31, 1998 AND JUNE 30, 1998
             AND TO COMBINED FINANCIAL STATEMENTS OF THE PREDECESSOR
                      APRIL 20, 1998 AND DECEMBER 31, 1997



D. COMMITMENTS AND CONTINGENCIES: [Continued]

   Lines-of-Credit:

   The Company has a line-of-credit agreement with Merrill Lynch, which allows for up to $1,600,000 with a renewal date of September 30, 1999. Interest is payable monthly. The interest rate of the note is variable based on the rate of interest in the "Money Rates" section of the Wall Street Journal for 30-day, high-grade, unsecured notes sold through dealers by major corporations plus 3.15%. The balance of the loan was $508,710 at December 31, 1998, $341,521 at June 30, 1998 and $308,119 at April 20, 1998. The loan is secured by accounts receivable of the Company and personal guarantees of the two principle shareholders.

   The Predecessor had a line-of-credit agreement with SunTrust Bank in the amount of $400,000 that matured on May 29, 1998. Interest on the line of credit was payable monthly at the bank's stated prime rate, plus 1% per annum. The balance of the line-of-credit at April 20, 1998 and December 31, 1997 was $-0- and $75,000, respectively. The line-of-credit was secured by all accounts receivable, a personal guarantee from the shareholder, and assignment of a life insurance policy on the shareholder.

   Note Payable - Stockholder:

   The Company has a note payable due to Ralf Leszinski, a stockholder of the Company, in the amount of $1,000,000 at December 31, 1998 and June 30, 1998. The note bears interest at a rate of 10% per annum. Interest payments are due annually on April 1, all interest was paid on December 31, 1998. Accrued interest of $33,333 is included in accrued expenses as of June 30, 1998. The principle is payable in three consecutive, annual installments of $300,000, $300,000 and $400,000, respectively, commencing on December 1, 2002 and continuing annually thereafter through December 1, 2004. Interest on the note for the period from April 21, 1998 to December 31, 1998 was $83,333. The principle on this note is subordinated to the principal on the note with the former owner of the Company.

   Note Payable

   The Company has a note payable with the former owner of the Predecessor. The note calls for monthly fixed principal payments of varying amounts. The interest rate of the note is variable based on the rate of interest in the "Money Rates" section of the Wall Street Journal for 30-day, high-grade, unsecured notes sold through dealers by major corporations plus 3.15%. The interest is payable monthly and all accrued interest was paid on December 31, 1998. Accrued interest of $33,129 is included in accrued expenses as of June 30, 1998. The note is secured by all assets of the Company and personal guarantees of the shareholders. Interest expense on the note was $263,244 for the period from April 21, 1998 to December 31, 1998.

                       PETRUS 1961, INC. AND SUBSIDIARIES
                   d/b/a PROJECT MANAGEMENT SERVICES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [CONTINUED]
                     DECEMBER 31, 1998 AND JUNE 30, 1998
           AND TO COMBINED FINANCIAL STATEMENTS OF THE PREDECESSOR
                     APRIL 20, 1998 AND DECEMBER 31, 1997



   COMMITMENTS AND CONTINGENCIES: [Continued]

   Note Payable:  [Continued]

   The maturities of long-term debt as of December 31, 1998 are as follows:

                                                                 Note Payable -
                                                 Note Payable     Stockholder
                                                 ------------     -----------
         1999                                    $   800,000      $      -0-
         2000                                      1,000,000             -0-
         2001                                      1,200,000             -0-
         2002                                      1,160,000         300,000
         2003 and thereafter                             -0-         700,000
                                                 ------------     ----------
                                                   4,160,000       1,000,000
         Less current portion                       (800,000)            -0-

                                                 $ 3,360,000      $1,000,000
                                                 ===========      ==========

   Operating Leases:

   The Company leases office space and equipment under several operating lease agreements. Rent expense for the office space and equipment was approximately $190,000 for the period from inception to December 31, 1998, $64,000 for the period from January 1 to April 20, 1998, and $177,000 for the year ended December 31, 1997.

   At December 31, 1998, minimum future lease payments under non-cancelable leases having remaining terms in excess of one year are as follows:

      December 31,                                    Amount
      ------------                                    ------
         1999                                       $103,374
         2000                                        100,305
         2001                                        100,026
         2002                                        100,026
         2003 and thereafter                          43,968
                                                    --------
                                                    $447,699
                                                    ========

   Economic Dependency:

   For the period from inception to December 31, 1998, revenues from five customers totaled $1,799,879, $1,357,921, $2,933,632, $1,906,940 and
   $1,365,689 and comprised 13%, 10%, 22%, 14% and 10% of the revenues generated from the period of inception to December 31,1998, respectively. Receivables related to these five customers totaled $201,458, $231,955, $401,769, $463,929 and $489,322 and comprised 7%, 8%, 14%, 16% and 17%, respectively, of the accounts receivable as of December 31,1998.

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [CONTINUED]
                       DECEMBER 31, 1998 AND JUNE 30, 1998
             AND TO COMBINED FINANCIAL STATEMENTS OF THE PREDECESSOR
                      APRIL 20, 1998 AND DECEMBER 31, 1997



E. STOCKHOLDERS' EQUITY:

   The Company's Stock Splits:

   On November 30, 1998, the board of directors authorized a 500 for 1 Class A stock split and changed the authorized shares of Class A stock from 1,000,000 to 20,000,000. All references to share data have been adjusted to give effect to this stock split.

   Stock Dividend:

   On November 30, 1998, the board of directors authorized a Class A stock dividend of 69,500 shares to be paid pro rata to the shareholders of Petrus.

   Class B Stock:

   On November 30, 1998, the board of directors authorized a second, non-voting class of stock. 430,000 shares of Class B stock were authorized.

   Predecessor:

   At the date of inception, PMSI had 50,000,000 shares of no par value common stock authorized with 10,000 shares issued and outstanding. M&A Integration, Inc. had 10,000 shares of no par value common stock authorized with 1,000 shares issued and outstanding.

F. EMPLOYEE BENEFIT PLANS:

   Stock Award Plan:

   On December 1, 1998, the Company adopted a stock award plan. The board of directors, in its sole discretion, shall designate from time to time the employees who are to be granted Restricted Stock Awards under the plan. Under the plan, 430,000 shares of Class B common stock have been reserved. The transfer of the shares issued under this plan is restricted and certain buy-back rights of the shares vest over a three-year period. In accordance with the Restricted Stock Agreement, these shares became fully vested when the Company was purchased by Provant, Inc.

   On December 1, 1998, the Company issued 100,500 shares of Class B common stock under the stock award plan. The shares were valued at $2.18 per share and resulted in a non-cash charge to operations of $219,090. This award was used to pay certain employee bonuses accrued as of June 30, 1998.

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [CONTINUED]
                       DECEMBER 31, 1998 AND JUNE 30, 1998
             AND TO COMBINED FINANCIAL STATEMENTS OF THE PREDECESSOR
                      APRIL 20, 1998 AND DECEMBER 31, 1997


F. EMPLOYEE BENEFIT PLANS:  [Continued]

   401(k) Plan:

   The Company sponsors a defined contribution 401(k) plan for all regular, full-time employees who have completed a minimum of three months of employment and are 21 years of age or older. Under the plan, employees may elect to defer up to 15% of their gross compensation, up to statutory limits. The Company matches up to 3% of employees' contributions. Employer contributions for the period from April 21, 1998 to December 31, 1998 were approximately $26,000, for the period January 1, 1998 to April 20, 1998 were approximately $22,000 and for the year ended December 31, 1997 were approximately $36,000.

G.    DEFERRED COMPENSATION:

   As of December 31, 1997, PMSI had accrued compensation to the former owner in the amount of $413,000. During the period from January 1, 1998 to April 20, 1998, other expenses were paid in lieu of deferred compensation in accordance with the acquisition agreement. The accrued compensation was $301,825 as of December 31, 1998, June 30, 1998 and April 20, 1998, respectively. The compensation is payable in one monthly installment of $26,489 on July 1, 1999 and eight installments of $34,417 commencing on August 1, 1999.

H. INCOME TAXES [PREDECESSOR]:

   The provision for income taxes consists of:

                                         [Predecessor]   [Predecessor]
                                            April 20,      December 31,
                                            1 9 9 8         1 9 9 7
                                           --------        --------
      Current taxes
         Federal                           $ 29,500        $    -0-
         State                                5,109             -0-
                                           --------        --------
                                             34,609             -0-
                                           --------        --------

      Deferred taxes [benefits]
         Federal                             (8,906)         63,168
         State                               (1,483)         10,516
                                           --------        --------
                                            (10,389)         73,684
                                           --------        --------

                                           $ 24,220        $ 73,684
                                           ========        ========

                      PETRUS 1961, INC. AND SUBSIDIARIES
                   d/b/a PROJECT MANAGEMENT SERVICES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [CONTINUED]
                     DECEMBER 31, 1998 AND JUNE 30, 1998
           AND TO COMBINED FINANCIAL STATEMENTS OF THE PREDECESSOR
                     APRIL 20, 1998 AND DECEMBER 31, 1997



H. INCOME TAXES [PREDECESSOR]:  [Continued]

   The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liability at April 20, 1998 and December 31, 1997 are presented below:

                                                 [Predecessor]      [Predecessor]
                                                   April 20,         December 31,
                                                    1 9 9 8           1 9 9 7
                                                   ---------         ---------
      Current:
         Deferred tax assets:
            Accounts payable                       $ 168,550         $ 161,604
            Accrued expenses                         259,516           136,408
            Unearned revenue                          10,773               -0-

         Deferred tax liability:
            Accounts receivable                     (694,993)         (638,547)
            Prepaid expenses                            (127)              -0-

      Non-current:
         Deferred tax assets:
            Depreciation and amortization                -0-            10,616
            Net operating loss carryforward              -0-            10,773
            Deferred compensation                    119,705           163,797

         Deferred tax liability:
            Depreciation and amortization             (8,384)              -0-
                                                   ---------         ---------

         Net deferred tax liability                ($144,960)        ($155,349)
                                                   =========         =========

I. SUBSEQUENT EVENTS:

   Operating Lease:

   On January 1, 1999, the Company entered into an operating lease to rent office space. The lease term commences July 1, 1999 and expires June 30, 2004. The agreement calls for escalating rent expense that range from $270,606 per year in the first year to $397,950 in the last year.

                       PETRUS 1961, INC. AND SUBSIDIARIES
                     d/b/a PROJECT MANAGEMENT SERVICES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [CONTINUED]
                       DECEMBER 31, 1998 AND JUNE 30, 1998
             AND TO COMBINED FINANCIAL STATEMENTS OF THE PREDECESSOR
                      APRIL 20, 1998 AND DECEMBER 31, 1997



I. SUBSEQUENT EVENTS:  [Continued]

   Letter of Intent:

   On March 5, 1999, the Company signed a letter of intent with Provant, Inc. (NASDAQ: POVT). The letter calls for Provant, Inc. to purchase all of the outstanding stock of Petrus. The consideration will be made in cash and Provant, Inc. stock based on certain earnings calculations. The agreement was contingent on a number of factors, including the execution of a definitive merger agreement which was completed on April 23, 1999.

         (b) Pro forma financial information.

                         PROVANT, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1998
                                 (IN THOUSANDS)



                                                                                   ACQUISITION    PRO FORMA
                                           PROVANT     PMSI      EDI        TOTAL  ADJUSTMENTS  CONSOLIDATED
                                           -------     ----      ---        -----  -----------  ------------

Assets
Current assets:
 Cash and cash equivalents                $    547    $    3    $  659    $  1,209     $ (662)   $    547
 Accounts receivable, net                   21,089     2,890       766      24,745       (300)     24,445
 Inventory                                   3,944         -        92       4,036        (25)      4,011
 Deferred income taxes                       3,575         -        13       3,588          -       3,588
 Costs in excess of billings                 1,612         -       321       1,933          -       1,933
 Prepaid expenses and other
  current  assets                            1,509        70       305       1,884          -       1,884
                                          --------    ------    ------    --------    -------    --------
     Total current assets                   32,276     2,963     2,156      37,395       (987)     36,408
Property and equipment, net                  4,343       462       232       5,037       (151)      4,886
Other assets                                   926        10        16         952       (100)        852
Goodwill, net                               99,916     5,431         -     105,347     26,924     132,271
                                          --------    ------    ------    --------    -------    --------
     Total assets                         $137,461    $8,866    $2,404    $148,731    $25,686    $174,417
                                          ========    ======    ======    ========    =======    ========


Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                            2,954       275       202       3,431          -       3,431
 Accrued expenses                            8,575     1,443        74      10,092        158      10,250
 Accrued compensation                        4,721       302       269       5,292          -       5,292
 Billings in excess of costs                 2,577         -         -       2,577          -       2,577
 Deferred revenue                            2,153        18       214       2,385        125       2,510
 Income taxes payable                          427         -       385         812          -         812
 Current portion of long term debt             995     1,309        65       2,369          -       2,369
                                          --------    ------    ------    --------    -------    --------
     Total current liabilities              22,402     3,347     1,209      26,958        283      27,241
Long term debt, net of current
  portion                                   21,889     4,360        21      26,270     11,180      37,450
                                          --------    ------    ------    --------    -------    --------
     Total liabilities                      44,291     7,707     1,230      53,228     11,463      64,691
Stockholders' Equity:
 Common stock                                  119       519        12         650       (520)        130
 Additional paid-in capital                 92,873         -       327      93,200     16,218     109,418
 Retained earnings                             178       640       835       1,653     (1,475)        178
                                          --------    ------    ------    --------    -------    --------
     Total stockholders' equity             93,170     1,159     1,174      95,503     14,223     109,726
                                          --------    ------    ------    --------    -------    --------
     Total liabilities and stockholders'
      equity                              $137,461    $8,866    $2,404    $148,731    $25,686    $174,417
                                          ========    ======    ======    ========    =======    ========




See accompanying notes to unaudited pro forma consolidated financial statements.

                          PROVANT, INC AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                            YEAR ENDED JUNE 30, 1998

                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                      FOUNDING
                                                                    COMPANIES AND               COMBINATION AND
                                                                      ACQUIRED                    ACQUISITION     PRO FORMA
                                           PROVANT         PMSI       COMPANIES        TOTAL      ADJUSTMENTS    CONSOLIDATED
                                           -------         ----       ---------        -----      -----------    ------------

Total revenue                              $14,189       $11,446       $106,093       $131,728       $1,419         $133,147
Cost of revenue                              6,374         7,157         44,845         58,376        1,056           59,432
                                           -------       -------       --------       --------       ------      -----------
     Gross profit                            7,815         4,289         61,248         73,352          363           73,715
Selling, general, and administrative
  expenses                                  10,447         4,347         50,456         65,250       (8,409)          56,841
Goodwill amortization                          245            23             77            345        2,828            3,173
                                           -------       -------       --------       --------       ------      -----------
     Income (loss) from operations          (2,877)          (81)        10,715          7,757        5,944           13,701
Interest expense, net                          220           128            310            658        1,956            2,614
                                           -------       -------       --------       --------       ------      -----------
     Income (loss) before income
       taxes                                (3,097)         (209)        10,405          7,099        3,988           11,087
Income tax expense (benefit)                  (203)          109          2,737          2,643        3,061            5,704
                                           -------       -------       --------       --------       ------      -----------
     Net income (loss)                     $(2,894)         (318)      $  7,668       $  4,456       $  927         $  5,383
                                           =======       =======       ========       ========       ======      ===========

Earnings per common share:
Basic                                                                                                               $   0.43
                                                                                                                 ===========
Diluted                                                                                                             $   0.42
                                                                                                                 ===========

Weighted average common shares outstanding:
Basic                                                                                                             12,479,026
                                                                                                                 ===========
Diluted                                                                                                           12,898,330
                                                                                                                 ===========



See accompanying notes to unaudited pro forma consolidated financial statements.

                          PROVANT, INC AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                       SIX MONTHS ENDED DECEMBER 31, 1998

                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                      ACQUIRED                    ACQUISITION     PRO FORMA
                                           PROVANT         PMSI       COMPANIES        TOTAL      ADJUSTMENTS    CONSOLIDATED
                                           -------         ----       ---------        -----      -----------    ------------

Total revenue                              $55,450       $10,216        $13,050        $78,716            -      $    78,716
Cost of revenue                             23,462         6,077          5,597         35,136            -           35,136
                                           -------       -------       --------       --------       ------      -----------
     Gross profit                           31,988         4,139          7,453         43,580            -           43,580
Selling, general, and administrative
  expenses                                  24,759         3,523          5,227         33,509       (2,223)          31,286
Goodwill amortization                          973            69              -          1,042          590            1,632
                                           -------       -------       --------       --------       ------      -----------
     Income from operations                  6,256           547          2,226          9,029        1,633           10,662
Interest expense, net                          208           232             12            452        1,065            1,517
                                           -------       -------       --------       --------       ------      -----------
     Income before income taxes              6,048           315          2,214          8,577          568            9,145
Income tax expense (benefit)                 2,809             -            143          2,952        1,359            4,311
                                           -------       -------       --------       --------       ------      -----------
     Net income (loss)                     $ 3,239       $   315        $ 2,071        $ 5,625       $ (791)     $     4,834
                                           =======       =======       ========       ========       ======      ===========

Earnings per common share:
Basic                                                                                                            $      0.38
                                                                                                                 ===========
Diluted                                                                                                          $      0.36
                                                                                                                 ===========

Weighted average common shares
outstanding:
Basic                                                                                                             12,789,951
                                                                                                                 ===========
Diluted                                                                                                           13,594,529
                                                                                                                 ===========



See accompanying notes to unaudited pro forma consolidated financial statements.

                         PROVANT, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1)  GENERAL

On May 4, 1998, PROVANT, Inc. ("PROVANT" or the "Company") completed the initial public offering (the "Offering" or "IPO") of its common stock (the "Common Stock") and simultaneously acquired in separate merger transactions (the "Combination") seven companies engaged in providing performance improvement training services and products (collectively referred to as the "Founding Companies"). Since the IPO, the Company has acquired in separate transactions eleven additional businesses engaged in providing performance improvement training services and products. Each of the acquisitions have been accounted for using the purchase method of accounting with the Company being treated as the accounting acquiror.

(2)  BASIS OF PRESENTATION

The unaudited pro forma consolidated statement of operations for the year ended June 30, 1998 gives effect to (i) the Combination of PROVANT and the Founding Companies, (ii) the consummation of the IPO and the application of the net proceeds, (iii) the acquisition by PROVANT by merger on April 23, 1999 of Project Management Services, Inc. and its parent, Petrus 1961, Inc. (collectively, "PMSI"), (iv) PROVANT's acquisition subsequent to the IPO and prior to the acquisition of PMSI of six additional performance improvement companies (the "Acquired Companies") and (v) certain other transactions described in the notes to the unaudited pro forma consolidated financial statements, as if all of those transactions had occurred on July 1, 1997. The unaudited pro forma consolidated statement of operations for the six months ended December 31, 1998 gives effect to PROVANT's acquisition of PMSI and the Acquired Companies as if they had occurred on July 1, 1998.

The unaudited pro forma consolidated balance sheet gives effect to PROVANT's acquisition of two companies, Educational Discoveries, Inc. ("EDI") on February 11, 1999 (one of the Acquired Companies) and PMSI as if these acquisitions had occurred on December 31, 1998.

These pro forma financial statements are based on the historical financial statements of PROVANT, the Founding Companies, PMSI and the Acquired Companies and the estimates and assumptions set forth in the notes below.

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma consolidated financial statements do not purport to represent what PROVANT's results of operations actually would have been had such events occurred at the beginning of the periods presented, as assumed, or to project PROVANT's results of operations for any future period or the future results of the Founding Companies, PMSI or the Acquired Companies. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of PROVANT, the Founding Companies and certain of the Acquired Companies contained in PROVANT's Registration Statement on Forms S-4 (File No. 333-74725), as well as the historical financial statements and related notes of PMSI included in this filing.

(3)  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

The pro forma adjustments to the December 31, 1998 balance sheet reflect the acquisitions of EDI and PMSI as if those acquisitions had occurred on such date. The total initial consideration paid for PMSI consisted of cash of $8.7 million and 929,991 shares of common stock valued at $13.2 million. Shares used as initial consideration were valued at a discount of 20% from their publicly traded price due to restrictions on their transferability. The acquisition adjustments for PMSI reflect the creation of approximately $21.2 million of goodwill from the payment of the common stock and cash consideration less net assets of PMSI of approximately $1.2 million and purchase accounting adjustments of $(5.9) million for write-off of acquired goodwill and other adjustments. The former stockholders of PMSI will be entitled to receive contingent consideration
(i) if PMSI's earnings before interest and taxes for the year ended June 30, 1999 exceeded a specified base amount, and (ii) PMSI's average annual earnings before interest and taxes for the two-year period ending June 30, 2001 exceed a specified base amount.

                         PROVANT, INC. AND SUBSIDIARIES

(4)  UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

The following table summarizes the adjustments to the unaudited pro forma consolidated statement of operations for the year ended June 30, 1998 (in thousands):

                                                               Adjustments
                                          ------------------------------------------------------
                                                                                        Total
                                           (a)    (b)      (c)      (d)        (e)   Adjustments
                                          ------------------------------------------------------

Total revenue                             $ --   $  --     $--                $1,419    $1,419
Cost of revenue                             --      --      --                 1,056     1,056
                                          ----   -----     ---     ------     ------    ------
Gross profit                                --      --      --                   363       363
Selling, general and administrative
 expenses                                 (245)     --      --                (8,164)   (8,409)
Goodwill amortization                       --     644(1)   --                 2,184     2,828
                                          ----   -----     ---     ------     ------    ------
Income (loss) from operations              245    (644)     --                 6,343     5,944
Interest expense, net                       --      --      --       (514)    (1,442)   (1,956)
                                          ----   -----     ---     ------     ------    ------
Income (loss) before income taxes          245    (644)     --       (514)     4,901     3,988
Income tax expense (benefit)                --      --     (86)(3)   (205)(2)  3,352     3,061
                                          ----   -----     ---     ------     ------    ------
Net income (loss)                         $245   $(644)    $86     $ (309)    $1,549    $  927
                                          ====   =====     ===     ======     ======    ======

(a) Reflects the reduction in salaries, bonuses and benefits of $245,000 to certain of the owners of PMSI to which they agreed prospectively. These reductions in salaries, bonuses and benefits are in accordance with the terms of each individual's employment agreement with the Company entered into in connection with the acquisition. These employment agreements are for three years and contain restrictions related to competition.

(b) Reflects the amortization of goodwill being recorded as a result of the acquisition of PMSI over a 40-year estimated life.


(c) Reflects a pro forma provision for income taxes adjusted to reflect the Company's estimated consolidated effective tax rate subsequent to the acquisition of PMSI after considering nondeductible goodwill amortization.

(d) Reflects the interest expense, net of income tax benefit, assumed to be incurred in connection with the cash consideration paid for PMSI.

(e) Reflects combination and acquisition adjustments related to the Combination and the acquisition of the Acquired Companies. These adjustments are described in PROVANT's Registration Statement on Form S-4 (File Nos. 333-74725) filed with the Securities and Exchange Commission on March 19, 1999.

The following table summarizes the adjustments to the unaudited pro forma consolidated statement of operations for the six months ended December 31, 1998 (in thousands):

                                                              Adjustments
                                        ------------------------------------------------------
                                                                                      Total
                                          (a)     (b)      (c)      (d)      (e)   Adjustments
                                        ------------------------------------------------------

Total revenue                           $   --   $  --    $  --    $  --    $    --   $   --
Cost of revenue                             --      --       --       --         --       --
                                        ------   -----    -----    -----    -------   ------
Gross profit                                --      --       --       --         --       --
Selling, general and administrative
 expenses                               (1,823)     --       --       --       (400)  (2,223)
Goodwill amortization                       --     265(4)    --       --        325      590
                                        ------   -----    -----    -----    -------   ------
Income (loss) from operations            1,823    (265)      --       --         75    1,633
Interest expense, net                       --      --       --     (257)      (808)  (1,065)
                                        ------   -----    -----    -----    -------   ------
Income (loss) before income taxes        1,823    (265)      --     (257)      (733)     568
Income tax expense (benefit)                --      --      883(3)  (103)(5)    579    1,359
                                        ------   -----    -----    -----    -------   ------
Net income (loss)                       $1,823   $(265)   $(883)   $(154)   $(1,312)  $ (791)
                                        ======   =====    =====    =====    =======   ======

                         PROVANT, INC. AND SUBSIDIARIES

(a) Reflects the reduction in salaries, bonuses and benefits of $1.8 million to certain of the owners of PMSI to which they agreed prospectively. These reductions in salaries, bonuses and benefits are in accordance with the terms of each individual's employment agreement with the Company entered into in connection with the acquisition. These employment agreements are for three years and contain restrictions related to competition.

(b) Reflects the amortization of goodwill being recorded as a result of the PMSI acquisition over a 40-year estimated life.

(c) Reflects a pro forma provision for income taxes adjusted to reflect the Company's estimated consolidated effective tax rate subsequent to the acquisition of PMSI after considering nondeductible goodwill amortization.

(d) Reflects the interest expense, net of income tax benefit, assumed to be incurred in connection with the cash consideration paid for PMSI.

(e) Reflects acquisition adjustments related to the acquisition of five of the Acquired Companies. These adjustments are described in PROVANT's Registration Statement on Form S-4 (File Nos. 333-74725) filed with the Securities and Exchange Commission on March 19, 1999.

(5)  PRO FORMA NET INCOME PER SHARE

Pro forma basic earnings per share is computed by dividing pro forma net income by the pro forma weighted average number of shares of Common Stock assumed to be outstanding during the period. Pro forma diluted earnings per shares is computed by dividing pro forma net income by the pro forma weighted average number of shares of Common Stock and dilutive securities assumed to be outstanding during the period.

The following table summarizes weighted average shares outstanding for all periods presented:

                                                                                                Six Months
                                                                                Year Ended        Ended
                                                                                 June 30,       December 31,
                                                                                   1998            1998
                                                                                ----------      ----------
Basic weighted average common shares outstanding                                12,479,026      12,789,951
Shares to be issued as Contingent Consideration                                       --           580,120
Dilutive weighted average shares related to stock options and warrants
under the treasury stock method                                                    419,304         224,458
                                                                                ==========      ==========
Diluted weighted average common shares outstanding                              12,898,330      13,594,529
                                                                                ==========      ==========

(6)  STOCK-BASED COMPENSATION

The Company currently has four stock-based compensation plans. As of June 1, 1999, the Company has granted stock options under the Equity Incentive Plan, 1998 Non-Qualified Stock Option Plan and Stock Option Plan for Outside Directors to purchase an aggregate of 1,644,110 shares of Common Stock having per-share exercise prices ranging from $11.50 to $19.375. The Company also has issued 52,636 shares under its 1998 Employee Stock Purchase Plan. In addition, the Company has granted options under its Stock Plan for Non-Employee Directors to purchase an aggregate of 15,000 shares of Common Stock at a per-share exercise price of $13.00. The Stock Plan for Non-Employee Directors was terminated in November 1998 with respect to the future grant of options.

The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation expense is recognized for its fixed stock option plans and its stock purchase plan, except for stock options granted to non-employees. If compensation cost for the Company's stock-based compensation plans were based on the fair value at the grant date for the awards under the plans consistent with the method of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), the Company's pro forma net income and income per share for each period presented, assuming such options were granted at the beginning of the periods presented and the compensation element of options with immediate vesting was

                         PROVANT, INC. AND SUBSIDIARIES
recognized during the year ended June 30, 1998 and the six months ended December 31, 1998, would have been reduced to the amounts indicated below (Dollars in thousands except per share data):


                                                                     Six Months
                                                     Year Ended       Ended
                                                      June 30,      December 31,
                                                       1998            1998
                                                    -----------     ------------

Net income:
     Pro forma                                        $5,383          $4,834
                                                      ======          ======
     Pro forma for SFAS No. 123                       $3,200          $4,133
                                                      ======          ======

Basic income per common share
     Pro forma                                        $ 0.43          $ 0.38
                                                      ======          ======
     Pro forma for SFAS No. 123                       $ 0.26          $ 0.32
                                                      ======          ======

The fair value of the stock options used to calculate the pro forma for SFAS No. 123 amounts was determined using the Black-Scholes option-pricing model with the following assumptions: volatility of 33%; expected dividend yield of 0%; risk-free interest rate of 6.0% and an expected life of 4 years.

         (c)  EXHIBITS.

         23.  Consent of Habif, Arogeti & Wynne, P.C.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROVANT, INC.


                                       By: /s/ Rajiv Bhatt
                                           -------------------------------------
                                           Rajiv Bhatt, Executive Vice
                                           President and Chief Operating Officer




Date: July 6, 1999



                                      -26-